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                                                                 EXHIBIT 23.2.1

                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 27, 2001 on our audit of the consolidated financial statements of Antex Biologics Inc. and subsidiaries, which appears in Antex Biologics Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2000. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ RICHARD A. EISNER & COMPANY, LLP

Richard A. Eisner & Company, LLP

New York, New York
March 22, 2001